Exhibit 3.175

CERTIFICATE OF FORMATION

OF

ARAMARK UNIFORM SERVICES (SAN GABRIEL) LLC

1. The name of the limited liability company (the “Company”) is

ARAMARK Uniform Services (San Gabriel) LLC

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company,

3. The purpose of the Company is to engage in any and all business in which limited liability companies are permitted under the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 25th day of March, 2004.

By:	/s/ Lilly Dorsa
Lilly Dorsa Organizer

CERTIFICATE OF AMENDMENT

OF

ARAMARK UNIFORM SERVICES (SAN GABRIEL) LLC

1. The name of the limited liability company is ARAMARK Uniform Services (San Gabriel) LLC (the “Company”).

2. Article One of the Certificate of Formation of the Company is hereby amended to change the name of the Company; and, as amended, Article One shall read as follows:

3. The name of the limited liability company (the “Company”) is

ARAMARK Uniform Services (Santa Ana) LLC

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of ARAMARK Uniform Services (San Gabriel) LLC this sixteenth day of April, 2004.

By:	/s/ Lilly Dorsa
Lilly Dorsa Authorized Person